FILED
IN THE OFFICE
OF THE SECRETARY OF STATE
OF THE STATE OF NEVADA


CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
(Before payment of Capital or issuance of Stock)

Colin Moody and Joel R. Shine (name of incorporator or director) certify that:

1. They constitute at least two thirds of the original incorporator of Cosmopolitan Travel, Inc. a Nevada corporation.
2. the original Articles were filed in the Office of the Secretary of State on August 3, 1999.
3. As of the date of this certificate, no stock of the corporation has been issued.
4. They hereby adopt the following amendments to the articles of incorporation:

Article 1 is amended to read as follows:

The name of the corporation is Wahoo Capital Ventures, Inc.



Colin Moody
Signature

Joel R. Shine
Signature

State of South Carolina
County of Beaufort

On October 19, 1999, personally appeared before me, a Notary Public, Jolene Buchanan, who acknowledged that they executed the above instrument.

Jolene Buchanan
Signature of Notary

My Commission Expires
October 19, 20008

(Notary Stamp or Seal)

SECRETARY OF STATE
THE GREAT SEAL OF THE STATE OF NEVADA
STATE OF NEVADA
CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that COSMOPOLITAN TRAVEL, INC. did on August 3, 1999 file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, on August 4, 1999.

Dean Heller
Secretary of State
By Certification Clerk